PRICING SUPPLEMENT NO. 19                                       Rule 424(b)(3)
DATED:  November 3, 1999                                    File No. 333-83049
(To Prospectus dated August 9, 1999
and Prospectus Supplement dated August 9, 1999)


                                $7,878,183,000
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount:            Floating Rate Notes [x] Book Entry Notes [x]
$125,000,000

Original Issue Date:         Fixed Rate Notes [ ]     Certificated Notes [  ]
11/08/1999

Maturity Date: 11/08/2000    CUSIP#: 073928LK7

Option to Extend Maturity:   No    [x]
                             Yes   [  ]  Final Maturity Date:


                                              OPTIONAL            OPTIONAL
                         REDEMPTION           REPAYMENT           REPAYMENt
   REDEEMABLE ON          PRICE(S)             DATE(S)            PRICE(S)
   -------------          --------             -------            --------

        N/A                  N/A                 N/A                 N/A

APPLICABLE ONLY TO FIXED RATE NOTES:

Interest Rate:

Interest Payment Dates:

APPLICABLE ONLY TO FLOATING RATE NOTES:

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[  ]  Commercial Paper Rate              Minimum Interest Rate:  N/A

[  ]  Federal Funds Rate                 Interest Reset Date(s):  *

[  ]  Treasury Rate                      Interest Reset Period:  Quarterly

[  ]  LIBOR Reuters                      Interest Payment Date(s):  **

[x ]  LIBOR Telerate

[  ]  Prime Rate

[  ]  CMT Rate

Initial Interest Rate:  6.1525%          Interest Payment Period:  Quarterly

Index Maturity:  Three Months

Spread (plus or minus):  +0.02%

*    2/8/2000, 5/8/2000 and 8/8/2000.

**   2/8/2000, 5/8/2000, 8/8/2000 and 11/8/2000.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.